UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 8, 2007
(Date of earliest event reported)

First Consulting Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23651 (Commission File Number)	95-3539020 (IRS Employer Identification No.)

111 W. Ocean Boulevard, 4th Floor, Long Beach, California (Address of Principal Executive Offices)	90802 (Zip Code)
(562) 624-5200
(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     On November 8, 2007, a putative class action lawsuit styled Joshua Teitelbaum v. First Consulting Group, Inc, et al. (Case No. BC380470) was filed in the Superior Court of the State of California in and for the County of Los Angeles, purportedly on behalf of the public holders of our common stock. The complaint names as defendants First Consulting Group, Inc. (“FCG”) and each of FCG’s directors, and alleges, among other things, that FCG’s directors breached their fiduciary duties by adopting the Agreement and Plan of Merger dated October 30, 2007, between FCG, Computer Sciences Corporation, and LB Acquisition Corp., and by approving the merger described therein. The complaint further alleges that the proposed merger provides FCG’s public stockholders with inadequate consideration for their shares of FCG common stock. The plaintiff seeks, among other things, class action status, an injunction preventing the completion of the merger, rescission of the merger agreement, and the payment of attorneys’ fees and expenses. We believe the lawsuit is without merit and intend to defend the action vigorously.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONSULTING GROUP, INC.
Date: November 13, 2007	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
Senior Vice President, Corporate Affairs And General Counsel